Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

180 East Fifth Street St. Paul, Minnesota	55101
(Address of principal executive offices)	(Zip Code)

Donald E. Smith
U.S. Bank National Association
One Federal Street
Boston, MA 02110
(617) 603-6561
(Name, address and telephone number of agent for service)

NORTHWEST AIRLINES CORPORATION

Convertible Senior Notes

Payment of Principal, Premium, if any, and Interest
Fully and Unconditionally Guaranteed
by

NORTHWEST AIRLINES, INC.

NORTHWEST AIRLINES CORPORATION	NORTHWEST AIRLINES, INC.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Minnesota
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

41-1905580	41-0449230
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

2700 Lone Oak Parkway
Eagan, Minnesota 55121
(612) 726-2111

FORM T-1

Item 1.      GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)        Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)        Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.     AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

                                                                None

Items 3-15                                      Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.     LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2003, published pursuant to law or the requirements of its supervising or examining authority, Attached as Exhibit 7.

8.	A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act: Not applicable.

* Incorporated by reference to Registration Number 333-67188 dated November 16, 2001.

NOTE

                The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors.  While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

                Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts on the  12th day of March 2004.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Donald E. Smith
Donald E. Smith
Vice President

By:	/s/ Marie A. Hattinger
Marie A. Hattinger
Vice President

Exhibit 6

CONSENT

                In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  March 12, 2004

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Donald E. Smith
Donald E. Smith
Vice President

By:	/s/ Marie A. Hattinger
Marie A. Hattinger
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2003

($000’s)

12/31/2003
Assets
Cash and Due From Depository Institutions	$8,631,361
Federal Reserve Stock	0
Securities	42,963,396
Federal Funds	2,551,376
Loans & Lease Financing Receivables	113,297,142
Fixed Assets	1,840,487
Intangible Assets	9,545,158
Other Assets	7,838,793
Total Assets	$186,667,713

Liabilities
Deposits	$128,249,183
Fed Funds	8,683,536
Treasury Demand Notes	0
Trading Liabilities	213,447
Other Borrowed Money	21,664,023
Acceptances	123,996
Subordinated Notes and Debentures	5,953,524
Other Liabilities	5,173,011
Total Liabilities	$170,060,720

Equity
Minority Interest in Subsidiaries	$1,002,595
Common and Preferred Stock	18,200
Surplus	11,677,397
Undivided Profits	6,344,019
Total Equity Capital	$19,042,211

Total Liabilities and Equity Capital	$189,102,931

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association